Exhibit (10.1)

Eastman Kodak Company

2013 Omnibus Incentive Plan

(As Amended and Restated Effective May 20, 2020)

Article 1.	Establishment & Purpose

Establishment

. Eastman Kodak Company, a New Jersey corporation, hereby establishes the Eastman Kodak Company 2013 Omnibus Incentive Plan (hereinafter referred to as the “Plan”) as set forth in this document.

1.2Purpose

. The purpose of this Plan is to attract, retain and motivate officers, employees, and non-employee directors providing services to the Company, any of its Subsidiaries, or Affiliates and to promote the success of the Company’s business by providing Participants with appropriate incentives.

Article 2.	Definitions

For purposes of the Plan, the following terms have the meanings set forth below:

2.1

“Affiliate” means any entity that the Company, either directly or indirectly, is in common control with, is controlled by or controls, or any entity in which the Company has a substantial equity interest, direct or indirect; provided, however, to the extent that Awards must cover “service recipient stock” in order to comply with Section 409A, “Affiliate” shall be limited to those entities which could qualify as an “eligible issuer” under Section 409A.

2.2	“Award” means any award that is granted under the Plan.
2.3	“Award Agreement” means a written or electronic agreement setting forth the terms and provisions applicable to an Award granted under this Plan.
2.4	“Beneficial Owner” or “Beneficial Ownership” shall have the meaning ascribed to such terms in Rule 13d‑3 of the General Rules and Regulations under the Exchange Act.
2.5	“Board” means the Board of Directors of the Company.
2.6

“Cause” means (i) with respect to a Participant employed pursuant to a written employment agreement that includes a definition of “Cause”, “Cause” as defined in such agreement or (ii) with respect to any other Participant, the occurrence of any of the following:

(a)

the Participant’s continued failure, for a period of at least 30 calendar days following a written warning, to perform the Participant’s duties in a manner deemed satisfactory by the Participant’s supervisor, in the exercise of his or her sole discretion;

(b)	the Participant’s failure to follow a lawful written directive of the Chief Executive Officer, the Participant’s supervisor or the Board;

9087562_1

(c)	the Participant’s willful violation of any material rule, regulation, or policy that may be established from time to time for the conduct of the Company’s business;
(d)

the Participant’s unlawful possession, use or sale of narcotics or other controlled substances, or performing job duties while illegally used controlled substances are present in the Participant’s system;

(e)

any act or omission by the Participant in the scope of his or her employment (a) which results in the assessment of a civil or criminal penalty against the Participant or the Company, or (b) which in the reasonable judgment of the Participant’s supervisor could result in a material violation of any foreign or U.S. federal, state or local law or regulation having the force of law;

(f)	the Participant’s conviction of or plea of guilty or no contest to any crime involving moral turpitude;
(g)

any misrepresentation of a material fact by the Participant to, or concealment of a material fact from, the Participant’s supervisor or any other person in the Company to whom the Participant has a reporting relationship in any capacity; or

(h)	the Participant’s breach of the Company’s Business Conduct Guide or the Eastman Kodak Company Employee’s Agreement.

For purpose of this definition, no act or failure to act by the Participant shall be considered "willful" unless done or omitted to be done by the Participant in bad faith and without reasonable belief that the Participant’s action or omission was in the best interests of the Company, any of its Subsidiaries, or Affiliates.  Any act, or failure to act, based upon authority given pursuant to a resolution duly adopted by the Board or based upon the advice of counsel for the Company shall be conclusively presumed to be done, or omitted to be done, by the Participant in good faith and in the best interests of the Company, any of its Subsidiaries, and Affiliates.

2.7	“Change of Control”, unless otherwise specified in the Award Agreement, means the occurrence of any of the following events:
(a)

any “person” (as such term is defined in Section 3(a)(9) of the Exchange Act and as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act), is or becomes a “beneficial owner” (as defined in Rule 13d‑3 under the Exchange Act), directly or indirectly, of the Company’s securities representing 50% or more of the combined voting power of the Company’s then outstanding securities eligible to vote for the election of the Board (“Company Voting Securities”); provided, however, that the event described in this paragraph (a) shall not be deemed to be a Change of Control by virtue of an acquisition of Company Voting Securities:  (i) by the Company or any Subsidiary, (ii) by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Subsidiary, (iii) by any underwriter temporarily holding securities pursuant to an offering of such securities or (iv) pursuant to a Non-Qualifying Transaction (as defined in paragraph (b) of this definition);

9087562_1

(b)

the consummation of a merger, consolidation, statutory share exchange or similar form of corporate transaction involving the Company that requires the approval of the Company’s shareholders, whether for such transaction or the issuance of securities in the transaction (a “Business Combination”), unless immediately following such Business Combination:  (i) more than 50% of the total voting power of (x) the entity resulting from such Business Combination (the “Surviving Entity”), or (y) if applicable, the ultimate parent corporation that directly or indirectly has beneficial ownership of at least 95% of the voting power, is represented by Company Voting Securities that were outstanding immediately prior to such Business Combination (or, if applicable, is represented by shares into which such Company Voting Securities were converted pursuant to such Business Combination), and such voting power among the holders thereof is in substantially the same proportion as the voting power of such Company Voting Securities among the holders thereof immediately prior to the Business Combination, (ii) no person (other than any employee benefit plan (or related trust) sponsored or maintained by the Surviving Entity or the parent), is or becomes the beneficial owner, directly or indirectly, of 50% or more of the total voting power of the outstanding voting securities eligible to elect directors of the parent (or, if there is no parent, the Surviving Entity) and (iii) at least a majority of the members of the board of directors of the parent (or, if there is no parent, the Surviving Entity) following the consummation of the Business Combination were Incumbent Directors at the time of the Board’s approval of the execution of the initial agreement providing for such Business Combination (any Business Combination which satisfies all of the criteria specified in (i), (ii) and (iii) of this paragraph (b) shall be deemed to be a “Non-Qualifying Transaction”);

(c)

individuals who, on the Effective Date, constitute the Board (the “Incumbent Directors”) cease for any reason to constitute at least a majority of the Board within any 24 month period; provided that any person becoming a director subsequent to the Effective Date, whose election or nomination for election was approved by a vote of at least two-thirds of the Incumbent Directors then on the Board (either by a specific vote or by approval of the Company’s proxy statement in which such person is named as a nominee for director, without written objection to such nomination) shall be an Incumbent Director; provided, however, that no individual initially elected or nominated as a director of the Company as a result of an actual or threatened election contest with respect to directors or as a result of any other actual or threatened solicitation of proxies or consents by or on behalf of any person other than the Board shall be deemed to be an Incumbent Director;

(d)	the consummation of a sale of all or substantially all of the Company’s assets (other than to an Affiliate); or
(e)	approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

9087562_1

Notwithstanding the foregoing, a Change of Control shall not be deemed to occur solely because any person acquires beneficial ownership of more than 50% of the Company Voting Securities as a result of the acquisition of Company Voting Securities by the Company which reduces the number of Company Voting Securities outstanding; provided that if after such acquisition by the Company such person becomes the beneficial owner of additional Company Voting Securities that increases the percentage of outstanding Company Voting Securities beneficially owned by such person (and in all cases results in beneficial ownership of more than 50% of the Company Voting Securities), a Change of Control shall then occur.

2.8	“Code” means the U.S. Internal Revenue Code of 1986, as amended from time to time.
2.9

“Committee” means the Executive Compensation Committee of the Board (as constituted from time to time, and including any successor committee) or any other committee designated by the Board to administer this Plan. To the extent applicable, the Committee shall have at least two members, each of whom shall be (i) a Non-Employee Director and (ii) an “independent director” within the meaning of the listing requirements of the New York Stock Exchange.

2.10	“Company” means Eastman Kodak Company, a New Jersey corporation, and any successor thereto.
2.11	“Director” means a member of the Board who is not an Employee.
2.12	“Dividend Equivalent Right” means a dividend equivalent right under Article 10 of the Plan.
2.13	“Effective Date” means the date set forth in Section 16.19.
2.14	“Employee” means an officer or other employee of the Company, a Subsidiary or Affiliate, including a member of the Board who is an employee of the Company, a Subsidiary or Affiliate.
2.15	“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.
2.16	“Fair Market Value” means, as of any date, the per-Share value determined as follows:
(a)

The closing price of a Share on a recognized U.S. national exchange or any established over-the-counter trading system on which dealings take place, or if no trades were made on any such day, the immediately preceding day on which trades were made; or

(b)

In the absence of an established market for the Shares of the type described in (a) above, the per Share value determined by the Committee in good faith and in accordance with applicable provisions of Section 409A.

9087562_1

2.17

“Good Reason” means (i) with respect to a Participant employed pursuant to a written employment agreement that includes a definition of “Good Reason”, “Good Reason” as defined in such agreement or (ii) with respect to any other Participant, in the absence of written consent of such Participant, the occurrence of any of the following:

(a)

a reduction, in the aggregate, of the Participant’s base salary and target annual cash bonus compensation (including variable and other incentives) or sales and commission opportunities, as applicable, as in effect immediately prior to a Change of Control (or as the same may be increased from time to time thereafter) by more than 10%; or

(b)

reassignment of the Participant’s primary work site to a new primary work site that increases his or her one-way commute to work by more than 35 miles, unless the Participant is in a position where periodic reassignment is standard practice.

Notwithstanding the foregoing, a termination for Good Reason shall not have occurred unless (i) the Participant gives written notice to the Company of termination of employment within 30 days after the Participant first becomes aware of the occurrence of the circumstances constituting Good Reason, specifying in detail the circumstances constituting Good Reason, and the Company has failed within 30 days after receipt of such notice to cure the circumstances constituting Good Reason, and (ii) the Participant’s “separation from service” (within the meaning of Section 409A) occurs no later than two years following the initial existence of the circumstances giving rise to Good Reason.

2.18	“Incentive Stock Option” means an Option intended to meet the requirements of an incentive stock option as defined in Section 422 of the Code and designated as an Incentive Stock Option.
2.19

“Non-Employee Director” means a person defined in Rule 16b-3(b)(3) promulgated by the Securities and Exchange Commission under the Exchange Act, or any successor definition adopted by the Securities and Exchange Commission.

2.20	“Nonqualified Stock Option” means an Option that is not an Incentive Stock Option.
2.21	“Other Stock-Based Award” means any right granted under Article 11 of the Plan.
2.22	“Option” means any stock option granted under Article 6 of the Plan.
2.23	“Option Price” means the purchase price per Share subject to an Option, as determined pursuant to Section 6.2 of the Plan.
2.24	“Participant” means any eligible person as set forth in Section 4.1 to whom an Award is granted.
2.25	“Person” shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a “group” as defined in Section 13(d) thereof.

9087562_1

2.26	“Restricted Stock Award” means any Award granted under Article 8 of the Plan.
2.27	“Restricted Stock Unit” means any restricted stock unit granted under Article 9 of the Plan.
2.28	“Restriction Period” means the period during which a Restricted Stock Award is subject to forfeiture.
2.29

“Section 409A” means Section 409A of the Code, including any amendments or successor provisions to that section, and any regulations and other administrative guidance relating thereto, in each case as they may be from time to time amended or interpreted through further administrative guidance.

2.30	“Service” means service as an Employee or Director.
2.31	“Share” means a share of common stock of the Company, par value $0.01 per share, or such other class or kind of shares or other securities resulting from the application of Article 14 hereof.
2.32	“Stock Appreciation Right” means any right granted under Article 7 of the Plan.
2.33

“Subsidiary” means any corporation, partnership, limited liability company or other legal entity of which the Company, directly or indirectly, owns stock or other equity interests possessing 50% or more of the total combined voting power of all classes of stock or other equity interests (as determined in a manner consistent with Section 409A).

Article 3.	Administration

3.1Authority of the Committee

. The Plan shall be administered by the Committee, which shall have full power to interpret and administer the Plan and Award Agreements and full authority to select the Employees and Directors to whom Awards will be granted, and to determine the type and amount of Awards to be granted to each such Employee or Director, and the terms and conditions of Awards and Award Agreements. Without limiting the generality of the foregoing, the Committee may, in its sole discretion but subject to the limitations in Article 12 and Article 14, clarify, construe or resolve any ambiguity in any provision of the Plan or any Award Agreement, extend the term or period of exercisability of any Awards, or waive any terms or conditions applicable to any Award. Awards may, in the discretion of the Committee, be made under the Plan in assumption of, or in substitution for, outstanding awards previously granted by the Company or any of its Subsidiaries or Affiliates or a company acquired by the Company or with which the Company combines. The Committee shall have full and exclusive discretionary power to adopt rules, forms, instruments, and guidelines for administering the Plan as the Committee deems necessary or proper. All actions taken and all interpretations and determinations made by the Committee or by the Board (or any other committee or sub-committee thereof), as applicable, shall be final and binding upon the Participants, the Company, and all other interested individuals.

9087562_1

3.2Delegation

. The Committee may delegate to one or more of its members or one or more executive officers of the Company such duties or powers as it may deem advisable; provided that no delegation shall be permitted under the Plan that is prohibited by applicable law or applicable rules and regulations of the New York Stock Exchange; and provided further that no delegation shall permit an executive officer of the Company to grant, amend, cancel or suspend Awards granted to a Director or an executive officer of the Company.  Notwithstanding anything to the contrary contained herein, the Board may, in its sole discretion, at any time and from time to time, grant Awards or administer the Plan.  In any such case, the Board will have all of the authority and responsibility granted to the Committee herein.

Article 4.	Eligibility and Participation

4.1Eligibility

. Participants will consist of such Employees and Directors as the Committee in its sole discretion determines and whom the Committee may designate from time to time to receive Awards. Designation of a Participant in any year shall not require the Committee to designate such person to receive an Award in any other year or, once designated, to receive the same type or amount of Award as granted to the Participant in any other year.

4.2Type of Awards

. Awards under the Plan may be cash-based or stock-based.  Stock-based Awards may be in the form of any of the following: (i) Options, (ii) Stock Appreciation Rights, (iii) Restricted Stock Awards, (iv) Restricted Stock Units, (v) Dividend Equivalent Rights, and (vi) Other Stock-Based Awards. Cash-based Awards may be in the form of cash awards (including, without limitation, retainers and meeting-based fees) that the Committee determines to be consistent with the purposes of the Plan and the interests of the Company. Awards granted under the Plan shall be evidenced by Award Agreements (which need not be identical) that provide additional terms and conditions associated with such Awards, as determined by the Committee in its sole discretion; provided, however, that in the event of any conflict between the provisions of the Plan and any such Award Agreement, the provisions of the Plan shall prevail.

Article 5.	Shares Subject to the Plan and Maximum Awards

5.1General

. Subject to adjustment as provided in Article 14 hereof, the maximum number of Shares available for grant to Participants pursuant to Awards under the Plan shall be equal to 8,000,000. The number of Shares available for granting Incentive Stock Options under the Plan shall not exceed 2,000,000, subject to Article 14 hereof and the provisions of Sections 422 or 424 of the Code and any successor provisions. The Shares available for issuance under the Plan may consist, in whole or in part, of authorized and unissued Shares or treasury Shares.  Shares issued in connection with awards that are assumed, converted or substituted as a result of the Company’s acquisition of another company (including by way of merger, combination or similar transaction) (“Acquisition Awards”) will not count against the number of Shares that may be granted under the Plan.

5.2Share Counting.  The number of shares of Common Stock granted under the Plan per year will be determined as follows:  (i) each Restricted Stock Award, Restricted Stock Unit and similar Award will count as one share of Common Stock and (ii) each Option, Stock Appreciation Right and similar Award will count as a fraction of a share of Common Stock, based on the financial value of each such Award relative to a share of Common Stock, as determined by the Committee promptly after the Effective Date.

9087562_1

5.3Director Awards.  Aggregate Awards to any one Director in respect of a calendar year may not exceed a number of Awards with a grant date fair value of $450,000 (computed as of the date of grant in accordance with applicable financial accounting rules).

5.4Additional Shares

. In the event that any outstanding Award expires, is forfeited, cancelled or otherwise terminated without the issuance of Shares or is otherwise settled for cash, the Shares subject to such Award (counted in accordance with Section 5.2 of the Plan), to the extent of any such forfeiture, cancellation, expiration, termination or settlement for cash, shall again be available for Awards. Additionally, any shares delivered to the Company or withheld by the Company in payment or satisfaction of the tax withholding obligation of an Award (other than an Option or Stock Appreciation Right) shall again be available for Awards. If the Committee authorizes the assumption under this Plan, in connection with the acquisition of another company (whether by way of merger, consolidation, acquisition of all or substantially all of the assets, acquisition of stock, or reorganization), of awards granted under a plan maintained by such company prior to the acquisition of such company, such assumption shall not reduce the maximum number of Shares available for issuance under this Plan.

Article 6.	Stock Options

6.1Grant of Options

. The Committee is hereby authorized to grant Options to Participants. Each Option shall permit a Participant to purchase from the Company a stated number of Shares at an Option Price established by the Committee, subject to the terms and conditions described in this Article 6 and to such additional terms and conditions as established by the Committee, in its sole discretion, that are consistent with the provisions of the Plan. Options shall be designated as either Incentive Stock Options or Nonqualified Stock Options; provided that Options granted to Directors shall only be Nonqualified Stock Options. An Option granted as an Incentive Stock Option shall, to the extent it fails to qualify as an Incentive Stock Option, be treated as a Nonqualified Stock Option. Neither the Committee, the Company, any of its Subsidiaries or Affiliates, nor any of their employees and representatives shall be liable to any Participant or to any other Person if it is determined that an Option intended to be an Incentive Stock Option does not qualify as an Incentive Stock Option. Each Option shall be evidenced by an Award Agreement which shall state the number of Shares covered by such Option. Such agreements shall conform to the requirements of the Plan and may contain such other provisions, as the Committee shall deem advisable.

6.2Terms of Option Grant

. The Option Price shall be determined by the Committee at the time of grant, but, except as otherwise permitted by Article 14 or in the case of an Acquisition Award, shall not be less than 100% of the Fair Market Value of a Share on the date of grant.

6.3Option Term

. The term of each Option shall be determined by the Committee at the time of grant and shall be stated in the Award Agreement, but in no event shall such term be greater than 10 years.

9087562_1

6.4Method of Exercise

. Except as otherwise provided in the Plan or in an Award Agreement, an Option may be exercised for all, or from time to time any part, of the Shares for which it is then exercisable. For purposes of this Article 6, the exercise date of an Option shall be the later of the date a notice of exercise is received by the Company and, if applicable, the date payment is received by the Company pursuant to clauses (i), (ii), (iii) or (iv) of the following sentence (including the applicable tax withholding pursuant to Section 16.4 of the Plan). The aggregate Option Price for the Shares as to which an Option is exercised shall be paid to the Company in full at the time of exercise at the election of the Participant (i) in cash or its equivalent (e.g., by cashier’s check), (ii) to the extent permitted by the Committee, in Shares previously owned by the Participant having a fair market value equal to the aggregate Option Price for the Shares being purchased and satisfying such other requirements as may be imposed by the Committee, (iii) partly in cash and, to the extent permitted by the Committee, partly in such Shares (as described in (ii) above) or (iv) in consideration received by the Company under a cashless exercise program (whether through a broker or otherwise) implemented by the Company in connection with the Plan. The Committee may prescribe any other method of payment that it determines to be consistent with applicable law and the purpose of the Plan.

6.5Limitations on Incentive Stock Options

. Incentive Stock Options may be granted only to employees of the Company or of a “parent corporation” or “subsidiary corporation” (as such terms are defined in Section 424 of the Code) at the date of grant. The aggregate fair market value (generally determined as of the time the Option is granted) of the Shares with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year under all plans of the Company and of any “parent corporation” or “subsidiary corporation” shall not exceed $100,000, or the Option shall be treated as a Nonqualified Stock Option. For purposes of the preceding sentence, Incentive Stock Options will be taken into account generally in the order in which they are granted. Each provision of the Plan and each Award Agreement relating to an Incentive Stock Option shall be construed so that each Incentive Stock Option shall be an incentive stock option as defined in Section 422 of the Code, and any provisions of the Award Agreement thereof that cannot be so construed shall be disregarded.

6.6Performance Goals

. The Committee may condition the grant of Options or the vesting of Options upon the Participant’s achievement of one or more performance goal(s) (including the Participant’s provision of Services for a designated time period), as specified in the Award Agreement. If the Participant fails to achieve the specified performance goal(s), the Committee shall not grant the Option to such Participant or the Option shall not vest, as applicable.

6.7Individual Limitations.  No Employee may be granted Options or Stock Appreciation Rights covering in excess of 2,500,000 Shares in any calendar year (with tandem Options and Stock Appreciation Rights being counted only once with respect to this limit), subject to adjustment as provided in Article 14 hereof.

9087562_1

Article 7.	Stock Appreciation Rights

7.1Grant of Stock Appreciation Rights

. The Committee is hereby authorized to grant Stock Appreciation Rights to Participants, including a grant of Stock Appreciation Rights in tandem with any Option at the same time such Option is granted (a “Tandem SAR”). Stock Appreciation Rights shall be evidenced by Award Agreements that shall conform to the requirements of the Plan and may contain such other provisions, as the Committee shall deem advisable. Subject to the terms of the Plan and any applicable Award Agreement, a Stock Appreciation Right granted under the Plan shall confer on the holder thereof a right to receive, upon exercise thereof, the excess of (i) the fair market value of a specified number of Shares on the date of exercise over (ii) the grant price of the right as specified by the Committee on the date of the grant. Such payment may be in the form of cash, Shares, other property or any combination thereof, as the Committee shall determine in its sole discretion.

7.2Terms of Stock Appreciation Right

. Subject to the terms of the Plan and any applicable Award Agreement, the grant price (which shall not be less than 100% of the Fair Market Value of a Share on the date of grant, except as otherwise permitted by Article 14 or in the case of an Acquisition Award), term, methods of exercise, methods of settlement, and any other terms and conditions of any Stock Appreciation Right shall be as determined by the Committee. The Committee may impose such other conditions or restrictions on the exercise of any Stock Appreciation Right as it may deem appropriate. No Stock Appreciation Right shall have a term of more than 10 years from the date of grant.

7.3Tandem Stock Appreciation Rights and Options

. A Tandem SAR shall be exercisable only to the extent that the related Option is exercisable and shall expire no later than the expiration of the related Option. Upon the exercise of all or a portion of a Tandem SAR, a Participant shall be required to forfeit the right to purchase an equivalent portion of the related Option (and, when a Share is purchased under the related Option, the Participant shall be required to forfeit an equivalent portion of the Stock Appreciation Right).

7.4Individual Limitations.  No Employee may be granted Options or Stock Appreciation Rights covering in excess of 2,000,000 Shares in any calendar year (with tandem Options and Stock Appreciation Rights being counted only once with respect to this limit), subject to adjustment as provided in Article 14 hereof.

Article 8.	Restricted Stock Award

8.1Grant of Restricted Stock Award

. The Committee is hereby authorized to grant a Restricted Stock Award consisting of a specified number of Shares to a Participant, which Shares are subject to forfeiture upon the occurrence of specified events. Each Restricted Stock Award shall be evidenced by an Award Agreement, which shall conform to the requirements of the Plan and may contain such other provisions, as the Committee shall deem advisable.

9087562_1

8.2Terms of Restricted Stock Awards

. Each Award Agreement evidencing a Restricted Stock Award grant shall specify the period(s) of restriction, the number of Shares underlying the Restricted Stock Award, the performance, employment or other conditions (including the termination of a Participant’s Service whether due to death, disability or other reason) under which the Restricted Stock Award may be forfeited to the Company and such other provisions, as the Committee shall deem advisable. At the end of the Restriction Period, the restrictions imposed hereunder and under the Award Agreement shall lapse with respect to the number of Shares underlying the Restricted Stock Award as determined by the Committee, and the legend shall be removed and such number of Shares delivered to the Participant (or, where appropriate, the Participant’s legal representative).

8.3Voting and Dividend Rights

. Unless otherwise provided in an Award Agreement, Participants shall have none of the rights of a shareholder of the Company with respect to the Shares underlying the Restricted Stock Award until the end of the Restricted Period; provided that Participants shall have the right to vote and receive dividends on the Shares underlying the Restricted Stock Award during the Restriction Period. Dividends shall be paid to Participants at the same time that other shareholders of common stock of the Company receive such dividends.  Notwithstanding the foregoing, no dividends will be paid at a time when any performance-based goals that apply to a Restricted Stock Award have not been satisfied; until such goals are satisfied, all dividends paid upon the Shares underlying the Restricted Stock Award shall be retained by the Company for the account of the Participant and paid to the Participant (without interest) upon satisfaction of such goals and revert back to the Company if such goals are not satisfied.

8.4Performance Goals

. The Committee may condition the grant of a Restricted Stock Award or the expiration of the Restriction Period upon the Participant’s achievement of one or more performance goal(s) (including the Participant’s provision of Services for a designated time period), as specified in the Award Agreement. If the Participant fails to achieve the specified performance goal(s), the Committee shall not grant the Restricted Stock Award to such Participant or the Participant shall forfeit the Restricted Stock Award to the Company, as applicable.

8.5Section 83(b) Election

. A Participant may only make an election pursuant to Section 83(b) of the Code concerning a Restricted Stock Award with the prior written consent of the Company, which may be withheld in its sole discretion.  In the event that a Participant makes such an election, the Participant shall be required to file promptly a copy of such election with the Company.

Article 9.	Restricted Stock Units

9.1Grant of Restricted Stock Units. The Committee is hereby authorized to grant Restricted Stock Units to a Participant in such amounts and subject to such terms and conditions as the Committee may determine. Restricted Stock Units shall be evidenced by an Award Agreement, which shall conform to the requirements of the Plan and may contain such other provisions as the Committee shall deem advisable.

9087562_1

9.2Terms of Restricted Stock Units.  With respect to a Restricted Stock Unit, a Participant will have only the rights of a general unsecured creditor of the Company until delivery of Shares, cash or other securities or property is made as specified in the applicable Award Agreement. The terms and conditions set forth by the Committee in the applicable Award Agreement may relate to vesting and nontransferability restrictions that will lapse upon the completion of a specified period of Service, the occurrence of an event and/or the attainment of performance objectives, as determined by the Committee at the time of grant.  On the delivery date specified in the Award Agreement, with respect to each Restricted Stock Unit not previously forfeited or terminated, the Participant will receive one Share, cash or other securities or property equal in value to a Share or a combination thereof, as specified by the Committee.

Article 10.	Dividend Equivalent Rights

10.1Grant of Dividend Equivalent Rights.  The Committee, in its sole discretion, may include in the Award Agreement with respect to any Award, other than Options and Stock Appreciation Rights, a dividend equivalent right entitling the Participant to receive amounts equal to all or any portion of the regular cash dividends that would be paid on the Shares covered by such Award if such Shares had been delivered pursuant to such Award.

10.2Terms of Dividend Equivalent Rights.  With respect to a dividend equivalent right, a Participant will have only the rights of a general unsecured creditor of the Company until payment of such amounts is made as specified in the applicable Award Agreement.  In the event such a provision is included in an Award Agreement, the Committee will determine whether such payments will be made in cash, in Shares or in another form, whether they will be conditioned upon the exercise of the Award to which they relate, the time or times at which they will be made, and such other terms and conditions as the Committee will deem appropriate.  Notwithstanding anything to the contrary, no dividends or dividend equivalents will be paid at a time when any performance-based goals that apply to the dividend equivalent right or Award that is granted in connection with a dividend or dividend equivalent right have not been satisfied and will revert back to the Company if such goals are not satisfied.

Article 11.	Other Stock-Based Awards

The Committee, in its sole discretion, may grant Awards of Shares and Awards that are valued, in whole or in part, by reference to, or are otherwise based on the fair market value of, Shares (the “Other Stock-Based Awards”), including without limitation, phantom awards. Such Other Stock-Based Awards shall be in such form, and dependent on such conditions, if any, as the Committee shall determine, including, without limitation, the right to receive one or more Shares (or the equivalent cash value of such Shares) upon the completion of a specified period of Service, the occurrence of an event and/or the attainment of performance objectives. Other Stock-Based Awards may be granted alone or in addition to any other Awards granted under the Plan. Subject to the provisions of the Plan, the Committee shall determine to whom and when Other Stock-Based Awards will be made, the number of Shares to be awarded under (or otherwise related to) such Other Stock-Based Awards, whether such Other Stock-Based Awards shall be settled in cash, Shares or a combination of cash and Shares, and all other terms and conditions of such Awards.

9087562_1

Article 12.	[Intentionally Omitted]
Article 13.	Section 409A

13.1The Board and the Committee shall have full authority to give effect to any statement in an Award Agreement to the effect that an Award is intended to be “deferred compensation” subject to Section 409A, to be exempt from Section 409A or to have other intended treatment under Section 409A and/or other provision of the Code.  To the extent necessary to give effect to this authority, in the case of any conflict or potential inconsistency between the Plan and a provision of any Award or Award Agreement with respect to the subject matter of this paragraph, the Plan shall govern.

13.2Without limiting the generality of Section 13.1, with respect to any Award made under the Plan that is intended to be “deferred compensation” subject to Section  409A: (i) references to termination of the Participant’s employment will mean the Participant’s separation from service with the Company within the meaning of Section  409A; (ii) any payment to be made with respect to such Award in connection with the Participant’s separation from service with the Company within the meaning of Section 409A that would be subject to the limitations in Section 409A(a)(2)(b) of the Code shall be delayed until six months after the Participant’s separation from service (or earlier death) in accordance with the requirements of Section 409A; (iii) to the extent necessary to comply with Section 409A, any cash, other securities, other Awards or other property that the Company may deliver in lieu of Shares in respect of an Award shall not have the effect of deferring delivery or payment beyond the date on which such delivery or payment would occur with respect to the Shares that would otherwise have been deliverable (unless the Committee elects a later date for this purpose in accordance with the requirements of Section 409A); (iv) if the Award includes a “series of installment payments” (within the meaning of Section 1.409A-2(b)(2)(iii) of the regulations promulgated under the Code), the Participant’s right to the series of installment payments shall be treated as a right to a series of separate payments and not as a right to a single payment; (v) if the Award includes “dividend equivalents” (within the meaning of Section 1.409A-3(e) of the regulations promulgated under the Code), the Participant’s right to the dividend equivalents shall be treated separately from the right to other amounts under the Award; and (vi) unless the Committee determines otherwise, for purposes of determining whether the Participant has experienced a separation from service with the Company within the meaning of Section 409A, “subsidiary” shall mean a corporation or other entity in a chain of corporations or other entities in which each corporation or other entity, starting with the Company, has a controlling interest in another corporation or other entity in the chain, ending with such corporation or other entity.  For purposes of the preceding sentence, the term “controlling interest” has the same meaning as provided in Section 1.414(c)-2(b)(2)(i) of the regulations promulgated under the Code; provided that the language “at least 20 percent” is used instead of “at least 80 percent” each place it appears in Section 1.414(c)‑2(b)(2)(i) of the regulations promulgated under the Code.

9087562_1

Article 14.	Adjustments

14.1Adjustments in Authorized Shares

. In the event of any corporate event or transaction involving the Company, a Subsidiary and/or an Affiliate (including, but not limited to, a change in the Shares of the Company or the capitalization of the Company) such as a merger, consolidation, reorganization, recapitalization, separation, stock dividend, stock split, reverse stock split, split up, spin-off, combination of Shares, exchange of Shares, dividend in kind, amalgamation, or other like change in capital structure (other than regular cash dividends to shareholders of the Company), or any similar corporate event or transaction, the Committee, to prevent dilution or enlargement of Participants’ rights under the Plan, shall substitute or adjust (in each case in such manner as it deems equitable or appropriate) the number and kind of Shares or other property (including cash) that may be issued under the Plan or under particular forms of Awards, the number and kind of Shares or other property (including cash) subject to outstanding Awards, the Option Price, grant price or purchase price applicable to outstanding Awards, any individual Award limits, and/or other value determinations applicable to the Plan or outstanding Awards.

14.2Change of Control

. Upon the occurrence of a Change of Control after the Effective Date, unless otherwise specifically prohibited under applicable laws or by the rules and regulations of any governing governmental agencies or national securities exchanges or unless the Committee shall determine otherwise in the Award Agreement, the Committee shall make one or more of the following adjustments to the terms and conditions of outstanding Awards to the extent determined by the Committee to be permitted under Section 409A: (i) continuation or assumption of such outstanding Awards under the Plan by the Company (if it is the surviving company or corporation) or by the surviving company or corporation or its parent; (ii) substitution by the surviving company or corporation or its parent of awards with substantially the same terms for such outstanding Awards; (iii) accelerated exercisability, vesting and/or lapse of restrictions under outstanding Awards immediately prior to the occurrence of such event; (iv) upon written notice, provide that any outstanding Awards must be exercised, to the extent then exercisable, during a reasonable period of time immediately prior to the scheduled consummation of the event, or such other period as determined by the Committee (contingent upon the consummation of the event), and at the end of such period, such Awards shall terminate to the extent not so exercised within the relevant period; (v) cancellation of all or any portion of outstanding Awards for fair value (as determined in the sole discretion of the Committee and which may be zero) which, in the case of Options and Stock Appreciation Rights or similar Awards, if the Committee so determines, may equal the excess, if any, of the value of the consideration to be paid in the Change of Control transaction to holders of the same number of Shares subject to such Awards (or, if no such consideration is paid, fair market value of the Shares subject to such outstanding Awards or portion thereof being canceled) over the aggregate Option Price or grant price, as applicable, with respect to such Awards or portion thereof being canceled (which may be zero) and (vi) such other adjustment as determined appropriate by the Committee.  The Company shall have no liability to any Participant or otherwise if the Plan or any Award, vesting, exercise or payment of any Award hereunder is subject to the additional tax and penalties under Section 409A or any other Code section.

9087562_1

Article 15.	Duration, Amendment

15.1Duration of the Plan

. Unless sooner terminated as provided in Section 15.2, the Plan shall terminate on the 10th anniversary of the Effective Date; provided that all Awards made under the Plan before its termination will remain in effect until such Awards have been satisfied or terminated in accordance with the terms and provisions of the Plan and the applicable Award Agreements.

15.2Amendment

. The Committee may from time to time amend, alter, suspend, discontinue, or terminate the Plan or an Award in any respect whatsoever, including in any manner that adversely affects the rights, duties or obligations of any Participant; provided that, subject to Section 14.1 or as otherwise specifically provided in the Plan, no amendment shall materially adversely impair the rights of a Participant under any Award without such Participant’s consent.

Unless otherwise determined by the Committee, shareholder approval of any amendment, alteration, suspension or discontinuance will be obtained only to the extent necessary to comply with any applicable laws; provided that shareholder approval will be required for any amendment to the Plan that, in each case as reasonably determined by the Committee: (i) increases the number of Shares available under the Plan (other than an increase permitted under Article 5 absent shareholder approval); (ii) expands the types of Awards available under the Plan; (iii) materially extends the term of the Plan; (iv) materially changes the method of determining the Option Price or grant price per Share for Stock Appreciation Rights; or (v) except as permitted pursuant to Article 14, reduces the Option Price or grant price per Share, as applicable, of any outstanding Options or Stock Appreciation Rights, including through amendment, cancellation in exchange for the grant of a substitute Award (in each case that has the effect of reducing the Option Price or grant price per Share, as applicable) or repurchase for cash or other consideration.

Article 16.	General Provisions

16.1No Right to Service

. The granting of an Award under the Plan shall impose no obligation on the Company, any Subsidiary or any Affiliate to continue the Service of a Participant and shall not lessen or affect any right that the Company, any Subsidiary or any Affiliate may have to terminate the Service of such Participant. No Participant or other Person shall have any claim to be granted any Award, and there is no obligation for uniformity of treatment of Participants, or holders or beneficiaries of Awards. The terms and conditions of Awards and the Committee’s determinations and interpretations with respect thereto need not be the same with respect to each Participant (whether or not such Participants are similarly situated).

16.2Foreign Jurisdictions

. To the extent the Committee deems it necessary, appropriate or desirable to comply with foreign law or practices and to further the purposes of the Plan, the Committee may, without amending the Plan, establish special rules applicable to Awards to Participants who are foreign nationals, are employed outside of the United States or both and grant Awards (or amend existing Awards) in accordance with those rules.

9087562_1

16.3Settlement of Awards; Fractional Shares

. Each Award Agreement shall establish the form in which the Award shall be settled. The Committee shall determine whether cash, Awards, other securities or other property shall be issued or paid in lieu of fractional Shares or whether such fractional Shares or any rights thereto shall be rounded, forfeited or otherwise eliminated.

16.4Tax Withholding

. The Company shall have the power and the right to deduct or withhold (or cause to be deducted or withheld) from any amount deliverable under the Award or otherwise (including Shares otherwise deliverable), or require a Participant to remit to the Company, the minimum statutory amount to satisfy federal, state, and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of the Plan. With respect to required withholding, Participants may elect (subject to the Company’s automatic withholding right set out above) to satisfy the withholding requirement, in whole or in part, (i) by having the Company withhold Shares or (ii) through an independent broker-dealer arrangement to sell a sufficient number of Shares, in each case, having a fair market value on the date the tax is to be determined equal to the minimum statutory total tax that could be imposed on the transaction.

16.5No Guarantees Regarding Tax Treatment

. Participants (or their beneficiaries) shall be responsible for all taxes with respect to any Awards under the Plan. The Committee and the Company make no guarantees to any Person regarding the tax treatment of Awards or payments made under the Plan. Neither the Committee nor the Company has any obligation to take any action to prevent the assessment of any tax on any Person with respect to any Award under Section 409A or otherwise and none of the Company, any of its Subsidiaries or Affiliates, or any of their employees or representatives shall have any liability to a Participant with respect thereto.

16.6Non-Transferability of Awards

. Unless otherwise determined by the Committee, an Award shall not be transferable or assignable by the Participant except in the event of his death (subject to the applicable laws of descent and distribution) and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or any Affiliate. No transfer shall be permitted for value or consideration. An Award exercisable after the death of a Participant may be exercised by the heirs, legatees, personal representatives or distributees of the Participant. Any permitted transfer of the Awards to heirs, legatees, personal representatives or distributees of the Participant shall not be effective to bind the Company unless the Committee shall have been furnished with written notice thereof and a copy of such evidence as the Committee may deem necessary to establish the validity of the transfer and the acceptance by the transferee or transferees of the terms and conditions of the applicable Award Agreement and this Plan.

16.7Conditions and Restrictions on Shares

. The Committee may impose such other conditions or restrictions on any Shares received in connection with an Award as it may deem advisable or desirable. These restrictions may include, but shall not be limited to, a requirement that the Participant hold the Shares received for a specified period of time or a requirement that a Participant represent and warrant in writing that the Participant is acquiring the Shares for investment and without any present intention to sell or distribute such Shares. The certificates for Shares may include any legend which the Committee deems appropriate to reflect any conditions and restrictions applicable to such Shares.

9087562_1

16.8Clawback/Recoupment. Awards under the Plan shall be subject to the clawback or recoupment policy, if any, that the Company may adopt from time to time, whether before or after the grant of such Awards, to the extent provided in such policy and, in accordance with such policy, may be subject to the requirement that the Awards be repaid to the Company after they have been distributed or paid to the Participant.

16.9Other Payments or Awards. Nothing contained in the Plan will be deemed in any way to limit or restrict the Company from making any award or payment to any person under any other plan, arrangement or understanding, whether now existing or hereafter in effect.  In addition, Section 5.1 (as adjusted by Article 14) sets forth the only limit on the aggregate amount of securities that may be delivered pursuant to this Plan.

16.10Compliance with Law

. The granting of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies, or any stock exchanges on which the Shares are admitted to trading or listed, as may be required. The Company shall have no obligation to issue or deliver evidence of title for Shares issued under the Plan prior to:

(a)	Obtaining any approvals from governmental agencies that the Company determines are necessary or advisable; and
(b)

Completion of any registration or other qualification of the Shares under any applicable national, state or foreign law or ruling of any governmental body that the Company determines to be necessary or advisable.

The restrictions contained in this Section 16.10 shall be in addition to any conditions or restrictions that the Committee may impose pursuant to Section 16.7. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company, its Subsidiaries and Affiliates, and all of their employees and representatives of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

16.11Rights as a Shareholder

. Except as otherwise provided herein or in the applicable Award Agreement, a Participant shall have none of the rights of a shareholder with respect to Shares covered by any Award until the Participant becomes the record holder of such Shares.

16.12Severability

. If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction, or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Person, or Award, and the remainder of the Plan and any such Award shall remain in full force and effect.

9087562_1

16.13Unfunded Plan

. Participants shall have no right, title, or interest whatsoever in or to any investments that the Company or any of its Subsidiaries or Affiliates may make to aid it in meeting its obligations under the Plan. Nothing contained in the Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and any Participant, beneficiary, legal representative, or any other Person. To the extent that any Person acquires a right to receive payments from the Company under the Plan, such right shall be no greater than the right of an unsecured general creditor of the Company. All payments to be made hereunder shall be paid from the general funds of the Company and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts.

16.14No Constraint on Corporate Action

. Nothing in the Plan shall be construed to (i) limit, impair, or otherwise affect the Company’s right or power to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure, or to merge or consolidate, or dissolve, liquidate, sell, or transfer all or any part of its business or assets, or (ii) limit the right or power of the Company to take any action which such entity deems to be necessary or appropriate.

16.15Liability

. No member of the Board or the Committee or any employee of the Company, a Subsidiary or Affiliate (each such person an “Indemnified Person”) shall have any liability to any person (including, without limitation, any Participant) for any action taken or omitted to be taken or any determination made in good faith with respect to the Plan or any Award. Each Indemnified Person shall be indemnified and held harmless by the Company against and from any loss, cost, liability or expense (including attorneys’ fees) that may be imposed upon or incurred by such Indemnified Person in connection with or resulting from any action, suit or proceeding to which such Indemnified Person may be a party or in which such Indemnified Person may be involved by reason of any action taken or omitted to be taken under the Plan and against and from any and all amounts paid by such Indemnified Person, with the Company’s prior approval, in settlement thereof, or paid by such Indemnified Person in satisfaction of any judgment in any such action, suit or proceeding against such Indemnified Person, provided that the Company shall have the right, at its own expense, to assume and defend any such action, suit or proceeding and, once the Company gives notice of its intent to assume the defense, the Company shall have sole control over such defense with counsel chosen by the Company. The foregoing right of indemnification shall not be available to an Indemnified Person to the extent that a court of competent jurisdiction in a final judgment or other final adjudication, in either case, not subject to further appeal, determines that the acts or omissions of such Indemnified Person giving rise to the indemnification claim resulted from such Indemnified Person’s bad faith, fraud or willful criminal act or omission. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which Indemnified Persons may be entitled under the Company’s Certificate of Incorporation or Bylaws, as a matter of law, or otherwise, or any other power that the Company may have to indemnify such persons or hold them harmless.

16.16Successors

. All obligations of the Company under the Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business or assets of the Company.

9087562_1

16.17Governing Law

. THE PLAN WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS.

16.18Data Protection

. By participating in the Plan, the Participant consents to the collection, processing, transmission and storage by the Company in any form whatsoever, of any data of a professional or personal nature which is necessary for the purposes of introducing and administering the Plan. The Company may share such information with any Subsidiary or Affiliate, the trustee of any employee benefit trust, its registrars, trustees, brokers, other third-party administrator or any Person who obtains control of the Company or acquires the Company, undertaking or part-undertaking which employs the Participant, wherever situated.

16.19Effective Date

. The Plan originally became effective as of September 3, 2013; was amended to increase the maximum number of Shares available for grant to Participants pursuant to Awards under the Plan effective May 22, 2018; was amended to increase the limit on the number of Options or Stock Appreciation Rights that may be granted to an Employee in any calendar year under the Plan effective February 20, 2019; and was amended and restated to increase the maximum number of Shares available for grant to Participants pursuant to Awards under the Plan and to make certain other changes effective May 20, 2020 (the “Effective Date”).

***

9087562_1